
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         JUN-30-2000
<CASH>                                               177,384
<SECURITIES>                                         620,430
<RECEIVABLES>                                        1,339,059<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       15,005,456<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           11,651,839
<TOTAL-LIABILITY-AND-EQUITY>                         15,005,456<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     58,835<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     231,938<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   1,500
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (579,741)<F6>
<EPS-BASIC>                                        (5.74)
<EPS-DILUTED>                                        000

<F1>Included in Receivables:  Interest receivable of $10,286 and Note receivable of $1,328,773 <F2>Included in Total Assets: Investments in Local Limited Partnerships of $12,868,583 <F3>Included in Total Liabilities and Equity:
Accounts payable to affiliates of $2,535,968, Accounts payable and accrued expenses of $302,681 and Note payable, affiliate of $514,968 <F4>Included in Total Revenue: Investment of $10,768, Recovery of bad debt of $10,955 and Other of $37,112 <F5>Included in Other Expenses: Asset management fees of $90,545, General and administrative of $117,742 and Amortization of $23,651 <F6>Included in Net Loss: Equity in losses of Local Limited Partnerships of $405,138
